Exhibit 99.1

Press Release

Safehold and iStar Announce Business Combination

MSD Partners to Make Strategic Investments in Both Safehold and Caret

NEW YORK, August 11, 2022

Safehold Inc. (NYSE: SAFE) and iStar Inc. (NYSE: STAR) jointly announced today that the two companies have entered into a definitive agreement for a tax-free, strategic combination that will accelerate Safehold’s market leadership in the ground lease industry and make Safehold the only internally-managed, pure-play ground lease company in the public markets.

Transaction Overview

o	Internalization of manager: Under the terms of the transaction Safehold will internalize iStar’s management team / intellectual property, replacing Safehold's external management structure. As part of the combination, Safehold will effectively assume iStar’s $100 million in L+150 trust preferred securities due 2035 and Safehold will effectively issue 1.2 million new SAFE shares to iStar. The combined company (“New Safehold”) will not be taking on other indebtedness or preferred equity from iStar.

o	Ownership of New Safehold: Ownership of New Safehold will remain largely proportionate to the ownership of Safehold immediately prior to consummating this transaction and New Safehold will continue to operate under the name Safehold Inc. Safehold shareholders (other than iStar) are expected to own approximately 34% of New Safehold. iStar shareholders are expected to own approximately 37% of New Safehold directly and 14% indirectly as a result of the spin-off transaction discussed below. In conjunction with the transaction, iStar has agreed to sell SAFE shares representing 9% of SAFE shares outstanding to MSD Partners, L.P. and, separately, to settle its long-term management incentive plan obligations using its SAFE shares representing 6% of SAFE shares outstanding.

o	Spin-off transaction: Prior to the merger, iStar will spin off to iStar shareholders a new publicly traded entity (“SpinCo”) that will own all of its remaining non-ground lease assets and $400 million of its SAFE shares, enabling iStar shareholders to participate in the orderly monetization of these assets over time. SpinCo will be managed by New Safehold in exchange for a management fee.

Strategic Benefits for Go-Forward Ground Lease Business

The transaction will enhance Safehold’s ability to grow the modern ground lease industry and unlock significant value creation for all stakeholders.

Specifically, Safehold will be strengthened by:

o	Better Structure: Enables Safehold to internalize with the same management team who built the modern ground lease industry over the past five years. It also enhances governance, widely distributes voting power, and expands the number of independent directors on the Board.

o	Better Cost & Economics: Reduces Safehold go-forward operating costs by an estimated $25 million annually by 2026 versus projected increasing management fees and reimbursable costs in an externally managed structure. It also enables Safehold to acquire iStar’s interest in the Ground Lease Plus and Leasehold Loan funds and provides for transitional management fee revenue from SpinCo.

o	Better Debt & Equity Profile: Expands SAFE’s universe of potential equity investors, given its new internalized management structure and enhanced free float and liquidity profile. It further enhances credit ratings momentum by directly addressing key rating agency concerns related to governance.

“This transaction is an important step forward in our strategy to significantly expand the use of modern ground leases in commercial real estate and further extend Safehold’s position as the pre-eminent ground lease company,” said Jay Sugarman, Chairman and CEO of iStar and Safehold. “By unifying all parts of our ground lease business, we will create an even stronger company, providing building owners and developers with additional modern ground lease options to meet their capital needs, generating sizable cost savings over time, expanding our shareholder base to a much wider audience, and enabling shareholders of both Safehold and iStar to participate in the future growth of the modern ground lease sector they have created.”

“Since IPO, we have grown Safehold almost twenty-fold in size and now have the opportunity to make the company even stronger and expand our reach with customers, investors and credit providers,” said Stefan Selig, member of Safehold’s Special Committee.

“iStar has been instrumental in supporting the growth of Safehold and the modern ground lease business since Safehold’s IPO and we believe this strategic transaction is the best way for iStar shareholders to capture the growing value of the business as it scales in the future,” stated Barry Ridings, member of iStar’s Special Committee. “iStar shareholders will continue to be the beneficiaries of Safehold’s future success.”

Strategic Investment

Concurrent with the closing of the transaction, MSD Partners will make strategic investments in both Safehold and Caret, establishing it as one of the largest shareholders of Safehold and the largest third-party investor in Caret:

o	iStar will sell 5.4 million shares of its SAFE holdings to MSD Partners for $200 million, representing a price of $37 per share, and will use the proceeds to repay debt.

o	Safehold will sell 100,000 units of Caret to MSD Partners for $20 million, or $200 per unit, implying a total Caret valuation of $2 billion. The Caret units have no redemption options.

“We are delighted to support Safehold in executing this strategic transaction and are very pleased to become major shareholders of Safehold and Caret,” said Coburn Packard, Partner at MSD Partners. “This investment is perfectly aligned with MSD’s strategy of backing innovative, founder-led businesses in building long-term value. We have deep respect for what the Safehold management team has built and are excited about the potential to continue growing the platform and unlocking its full value.”

“Adding MSD Partners, a large, sophisticated and well-respected investor, in both Safehold and Caret further demonstrates the attractiveness of Safehold’s business and the unique value proposition of Safehold and Caret to Safehold shareholders,” added Marcos Alvarado, President and CIO of iStar and Safehold.

SpinCo

iStar will contribute its remaining non-ground lease related legacy assets, the largest of which are Asbury Park and Magnolia Green, and approximately $400 million of its SAFE stock to SpinCo. By retaining certain assets and pursuing their orderly monetization, SpinCo will enable iStar shareholders to capture their potential upside value.

Additionally, SpinCo will be seeded with $50 million of cash and capitalized with a $100 million 8.0%, four-year term loan from New Safehold and up to $140 million of bank debt from Morgan Stanley Bank, N.A. which will be secured by $400 million shares of SAFE. iStar will distribute the equity interests in SpinCo to iStar shareholders on a one-for-one basis.

New Safehold will enter into a management agreement with SpinCo, under which it will continue to operate and pursue the orderly monetization of SpinCo’s assets. SpinCo will pay to New Safehold an annual management fee of $25 million in year one, $15 million in year two, $10 million in year three and $5 million in year four. This agreement will provide New Safehold time to transition its overhead and infrastructure costs.

Additional Information Related to the Transaction

Prior to the closing of the transaction, iStar will undergo a reverse stock split to reduce the number of iStar shares outstanding to be equal to the number of SAFE shares owned by iStar immediately prior to the merger. At closing, the shares of SAFE owned by iStar will be retired and each share of SAFE not owned by iStar will be exchanged for one share of common stock of New Safehold.

In connection with the transaction, iStar intends to retire its senior unsecured notes and cash out its preferred equity in the combination transaction using cash on hand and proceeds from asset sales and loan repayments. iStar will settle iPIP, its long-term incentive plan, using a portion of its shares of SAFE. In addition, Safehold will acquire iStar’s interest in the Ground Lease Plus and Leasehold Loan funds in cash for $79 million plus any future fundings prior to closing.

Based on recent stock prices, book values and estimates on the pace of asset monetizations, each share of STAR would receive a combined implied value of approximately $18.39, comprised of interests in SpinCo with a book value of $6.48 per share and an estimated 0.27 shares of SAFE, which had a closing price of $43.45 on August 10, 2022.

The transaction is expected to close in late Q4 2022 or in Q1 2023, subject to satisfaction of closing conditions, including the approval of both iStar and Safehold shareholders and completion of the spin-off.

The transaction was unanimously approved by the independent directors of iStar and Safehold based on the unanimous recommendations of special committees of the respective boards comprised solely of independent directors.

Advisors

Lazard is serving as lead financial advisor and Clifford Chance US LLP is serving as legal advisor to iStar Inc. Morgan Stanley & Co. LLC is also serving as a financial advisor to iStar Inc.

J.P. Morgan is serving as exclusive financial advisor and Kirkland & Ellis LLP is serving as legal advisor to the Safehold special committee.

Presentation and Conference Calls

Each company has published a presentation that provides additional details of the transaction on the Investor sections of their respective websites, www.safeholdinc.com and www.istar.com.

The Companies will each host separate conference calls this morning, August 11, 2022, to discuss the transaction.

Safehold will host its call beginning at 9:30 a.m. ET. This conference call will be broadcast live and can be accessed by all interested parties in the Investor section of its website, or by dialing (844) 867-6163 with the access code of 1619818. The replay will be archived on the website or can be accessed by dialing (866) 207-1041 with the access code of 3609137.

iStar will host its call beginning at 11:00 a.m. ET. This conference call will be broadcast live and can be accessed by all interested parties in the Investor section of its website, or by dialing (844) 867-6163 with the access code of 4335538. The replay will be archived on the website or can be accessed by dialing (866) 207-1041 with the access code of 7964771.

About Safehold

Safehold Inc. (NYSE: SAFE) is revolutionizing real estate ownership by providing a new and better way for owners to unlock the value of the land beneath their buildings. Having created the modern ground lease industry in 2017, Safehold continues to help owners of high quality multifamily, office, industrial, hospitality, student housing, life science and mixed-use properties generate higher returns with less risk. The Company, which is taxed as a real estate investment trust (REIT) and is managed by its largest shareholder, iStar Inc., seeks to deliver safe, growing income and long-term capital appreciation to its shareholders. Additional information on Safehold is available on its website at www.safeholdinc.com.

About iStar

iStar Inc. (NYSE: STAR) is focused on reinventing the ground lease sector, unlocking value for real estate owners throughout the country by providing modern, more efficient ground leases on institutional quality properties. As the founder, investment manager and largest shareholder of Safehold Inc., the creator of the modern ground lease industry, iStar is using its national investment platform and its historic strengths in finance and net lease to expand the use of modern ground leases within the $7 trillion institutional commercial real estate market. Recognized as a consistent innovator in the real estate markets, iStar specializes in identifying and scaling newly discovered opportunities and has completed more than $40 billion of transactions over the past two decades. Additional information on iStar is available on its website at www.istar.com.

About MSD Partners

MSD Partners, L.P. is a leading investment firm focused on maximizing long-term capital appreciation across its core areas of investing expertise – Credit, Growth, Private Capital and Real Estate. The Firm deploys capital on behalf of Dell Technologies founder and CEO Michael Dell and his family, as well as other like-minded, long-term-oriented investors. In its real estate investments, MSD Partners maintains a fundamental, value-oriented approach, seeking high-quality assets and businesses with significant barriers to entry and strong long-term growth characteristics. The Firm operates from offices in New York, Santa Monica and West Palm Beach. For further information about MSD Partners, please see www.msdpartners.com.

Forward-Looking Statements

Certain matters discussed in this document may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the ability to consummate the announced transactions on the expected terms and within the anticipated time periods, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the approval of SAFE’s and STAR’s stockholders, completion of the Spin-Off, sales of assets and other factors; (2) any delay or inability of New Safehold and/or SpinCo to realize the expected benefits of the transactions; (3) changes in tax laws, regulations, rates, policies or interpretations; (4) the value of New Safehold shares to be issued in the transaction; (5) the value of SpinCo's shares and liquidity in SpinCo's shares; (6) the risk of unexpected significant transaction costs and/or unknown liabilities; (7) potential litigation relating to the proposed transactions; (8) the impact of actions taken by significant stockholders; (9) the potential disruption to STAR’s or SAFE’s respective businesses of diverted management attention, and the unanticipated loss of key members of senior management or other employees, in each case as a result of the announced transactions; and (10) general economic and business conditions that could affect New Safehold and SpinCo following the transactions. Risks that could cause actual risks to differ from those anticipated as of the date hereof include those discussed herein, those set forth in the securities filings of STAR, including its most recently filed Annual Report on Form 10-K, and those set forth in the securities filings of SAFE, including its most recently filed Annual Report on Form 10-K.

Each of STAR and SAFE also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Neither STAR nor SAFE undertakes any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Additional Information and Where You Can Find It

In connection with the proposed transactions, STAR will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of STAR and SAFE and that also will constitute a prospectus for the shares of STAR Common Stock being issued to SAFE’s stockholders in the proposed Merger. In addition, SpinCo will file with the SEC a Form 10 registration statement that will register its common shares. STAR, SAFE and SpinCo also may file other documents with the SEC regarding the proposed transactions. This document is not a substitute for the joint proxy statement/prospectus or Form 10 registration statement or any other document which STAR, SAFE and SpinCo may file with the SEC. INVESTORS AND SECURITY HOLDERS OF STAR AND SAFE, AS APPLICABLE, ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, THE FORM 10 REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the joint proxy statement/prospectus and the Form 10 registration statement (when available) and other documents filed with the SEC by STAR, SAFE and SpinCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations departments of STAR or SAFE at the following:

iStar Inc. 1114 Avenue of the Americas 39th Floor New York, NY 10036 Attention: Investor Relations	Safehold Inc. 1114 Avenue of the Americas 39th Floor New York, NY 10036 Attention: Investor Relations

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the prospectus or any other document that STAR, SAFE or SpinCo may file with the SEC in connection with the proposed transactions. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

STAR, SAFE and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information regarding STAR’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in STAR’s definitive proxy statement for its 2022 annual meeting, which is on file with the SEC. Information regarding SAFE’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in SAFE’s definitive proxy statement for its 2022 annual meeting, which is filed with the SEC. A more complete description will be included in the registration statement on Form S-4, the joint proxy statement/prospectus and the Form 10 registration statement.

Company Contact:

Jason Fooks
Senior Vice President
Investor Relations & Marketing
T 212.930.9400
E investors@safeholdinc.com or investors@istar.com